SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                         -------------------------------
        Date of Report (Date of Earliest Event Reported): January 3, 2001
                          e.spire Communications, Inc.
             (Exact name of registrant as specified in its charter)

   State of Delaware                  0-25314      52-1947746
   ------------------------           --------     --------------------------
   (State or other jurisdiction of    (Commission  (I.R.S. Employer
   incorporation or organization)     File No.)    Identification No.)

12975 Worldgate Drive
Herndon, Virginia 20701
(Address of Principal Executive   (Zip Code)
Offices)

(703) 639-6000
------------------------------------
(Registrant's telephone number,
including area code)

Item 9 Regulation FD Disclosure

The press release attached as Exibit 99.1 hereto is furnished pursuant to Regulation FD; it is not filed.


Item 7.           Financial Statements and Exhibits.

(c)      Exhibits


 Exhibit Number                                          Reference

(99)    Additional Exhibits

        Press Release dated January 10, 2001             Exhibit 99.1








                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       e.spire Communications, Inc.
                                       By:


Date:  January 15, 2001                /s/ JULIETTE PRYOR
                                       Juliette Pryor, Senior Vice President,
                                       General Counsel and Secretary

                                                                   Exhibit 99.1


FOR IMMEDIATE RELEASE


                                TWO NEW DIRECTORS
                             NAMED TO e.spire BOARD

             Dennis Feely and Stanton Williams Both Bring Extensive Telecommunications Background To Board of Competitive Local Exchange Company

     HERNDON, VA, JANUARY 10, 2001-- e.spire Communications, Inc. (NASDAQ: ESPI) today announced the appointment of Dennis Feely and Stanton Williams as new members to its Board of Directors.

     "We feel fortunate to have these two telecommunications industry veterans on our board," said George F. Schmitt, e.spire Chairman and Acting Chief Executive Officer, in announcing the appointments. "Both Dennis and Stan have strong backgrounds in telecom start-ups and operations. Their addition to the board will give us added strength as we move to grow the company in 2001 and beyond."

     Feely is the founder and CEO of Telecom Group, Inc., a satellite, cellular, GSM and wireless telecommunications consulting and service provider. The Dallas-based company, founded in 1992, has provided satellite-based telecom facilities to the United Nations, Harris Corporation, European Broadcasting Union and many international companies. He was also a founder and executive vice president of IDB/Worldcom, which began as a three-person company in 1982 and has now grown to the multi-billion dollar MCI Worldcom. He holds a BS degree in electrical engineering from the University of Delaware.

     Williams, currently working as a consultant to NTL Incorporated, previously served as director of corporate development for the company. He also worked as chief financial officer of Cellular Communications International, Inc. and Cellular Communications of Puerto Rico, Inc. from 1995 to 1999. He holds an MBA from Harvard and an undergraduate degree in physics from Dartmouth College.

     "e.spire is a company with a strong history of effective deployment of technology to serve customers," Feely said. "I look forward to working with George and his team to build on that history."

     "The growth possibilities of e.spire represent a wonderful opportunity for both the company and its customers," said Williams. "I am excited to become a part of that mission and to helping advance the business plans laid out by George and the leadership of e.spire."

-more-

 TWO NEW DIRECTORS NAMED TO e.spire BOARD/Page 2
 -----------------------------------------------

     The appointment of Feely and Williams brings the total board membership to nine.

     e.spire Communications, Inc. is a leading integrated communications provider, offering traditional local and long distance, dedicated Internet access, and advanced data solutions, including ATM and frame relay. e.spire also provides Web hosting, dedicated server, and collocation services through its
Internet subsidiary, CyberGate, Inc., and its subsidiary ValueWeb. e.spire's subsidiary, ACSI Network Technologies, Inc., provides third parties, including other communications concerns, municipalities, and corporations, with turnkey fiber-optic design, construction, and project management expertise. More information about e.spire is available at e.spire's Web site, www.espire.net. The company's stock trades on the NASDAQ market under the symbol ESPI.

     Certain statements regarding the development of the Company's businesses, the markets for the Company's services and products, the Company's anticipated capital expenditures, anticipated EBITDA and other statements are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) which can be identified as any statement that does not relate strictly to historical or current facts. Forward-looking statements use such words as plans, expects, will, will likely result, are expected to, will continue, is anticipated, estimate, project, believes, anticipates, intends and expects, may, should, continue, seek, could and other similar expressions. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The important factors that could cause actual results to differ materially from those in the forward-looking statements herein (the "Cautionary Statements") include, without limitation, the Company's degree of financial leverage, risks associated with debt service requirements and interest rate fluctuations, risks associated with acquisitions and the integration thereof, the impact of restriction under the Company's financial instruments, dependence on availability of transmission facilities, regulation risks including the impact of the Telecommunications Act of 1996, contingent liabilities, the impact of competitive services and pricing, the ability of the Company to successfully implement its strategies, as well as the other risks referenced from time to time in the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 1999. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:
Peggy Disney
e.spire Communications
703.639.6738
peggy.disney@espire.net
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